Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Agrees to be Acquired by Apax Partners for $22 Per Share

NEWPORT BEACH, Calif. – April 11, 2008 – The TriZetto Group, Inc. (NASDAQ: TZIX) announced today that it has entered into a definitive agreement to be acquired and taken private by funds advised by Apax Partners, a growth-focused, global private equity firm with $35 billion in funds under advice and significant expertise in healthcare and technology. Under the terms of the agreement and plan of merger, TriZetto shareholders will receive $22.00 per share in cash, representing a 29% premium over the 30 calendar-day average closing price of the company’s stock. The transaction is valued at approximately $1.4 billion, including consideration for stock options and shares related to TriZetto’s outstanding convertible notes. BlueCross BlueShield of Tennessee and The Regence Group, both customers of TriZetto, are providing a portion of the funding for the transaction and will be equity investors in the newly private company.

“The achievement of TriZetto’s Integrated Healthcare Management vision is a multi-year journey that will require both conventional and non-conventional business investment within an integrated framework,” said Jeff Margolis, TriZetto’s chairman and CEO. “Payers are in the best position to lead the way towards fundamental industry improvements, and our technology solutions are essential in supporting that transformation. Apax Partners, which shares our strategic view of the marketplace, provides an outstanding opportunity to accelerate solutions development investments on behalf of our payer customers to create an integrated linkage among consumers, providers, employers and brokers.”

“We see the confluence of healthcare and information technology as a key area of emphasis for strategic growth investments,” said Buddy Gumina, partner and head of U.S. healthcare at Apax Partners. “TriZetto represents a unique asset with a tremendous opportunity to drive positive changes in organized systems of healthcare, both in the U.S. and abroad. We look forward to helping the company accelerate the realization of its vision and we are delighted to have the investment participation of two of TriZetto’s key customers who have had a long history in working with the company and recognizing the strategic importance of IT as a critical component of adapting to the needs of the rapidly evolving healthcare landscape.”

Bill Sullivan, a partner at Apax Partners, commented, “TriZetto is led by an outstanding management team that we know very well, and we are looking forward to working with them as our strategic partner on the next stage of the company’s development. Furthermore, we are delighted to be investing in a company that straddles two of our core investment sectors, healthcare and technology.”

TriZetto’s Board of Directors approved the transaction, which is subject to customary closing conditions, including shareholder and regulatory approvals. Closing is expected to take between four and six months. The company does not anticipate any material changes in its product offerings, staffing or facility locations as a result of this change in ownership.

RBC Capital Markets is the exclusive debt underwriter on the deal. Deutsche Bank Securities acted as the exclusive financial advisor to Apax Partners. BlueCross BlueShield of Tennessee and Regence were advised by Cain Brothers and Company. UBS Investment Bank served as exclusive financial advisor to TriZetto.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates across the United States, Europe, Israel and Asia and has more than 30 years of investing experience. Funds under the advice of Apax Partners total $35 billion around the world. These Funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners Funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services. Significant recent investments by the Apax Partners Healthcare and Tech & Telecom teams include: General Healthcare Group, Capio, Apollo Hospitals, Qualitest Pharmaceuticals, Spectrum Laboratories, SMART Technologies and TDC A/S. For more information visit: www.apax.com.

About TriZetto

TriZetto is Powering Integrated Healthcare Management™. With its technology touching nearly half of the U.S. insured population, TriZetto is uniquely positioned to drive the convergence of health benefit administration, care management and constituent engagement. The company provides premier information technology solutions that enable payers and other constituents in the healthcare supply chain to improve the coordination of benefits and care for healthcare consumers. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, change of control, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, anticipated dilution or accretion of acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; risks associated with rapidly changing technology; and the risk that TriZetto’s proposed acquisition by Apax Partners is not consummated; as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of April 11, 2008. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Contacts:

Apax Partners

Ben Harding

+44 (0)20 7872 6401

ben.harding@apax.com

TriZetto – Investors

Brad Samson

949-719-2220

brad.samson@trizetto.com

TriZetto – Media

Loren Finkelstein

303-543-2460

loren.finkelstein@trizetto.com